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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES
                        GRAY COMMUNICATIONS SYSTEMS INC.

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
             Name of Subsidiary                    Jurisdiction of Incorporation
--------------------------------------------       -----------------------------
The Albany Herald Publishing Co.                             Georgia
The Rockdale Citizen Publishing Co.                          Georgia
The Southwest Georgia Shopper, Inc.                          Georgia
Gray Communications of Indiana, Inc.                         Georgia
WEAU-TV, Inc.                                                Georgia
WVLT-TV, Inc.                                                Georgia
WRDW-TV, Inc.                                                Georgia
WITN-TV, Inc                                                 Georgia
Gray  Kentucky Television, Inc.                              Georgia
Gray Communications of Texas, Inc.                           Georgia
Gray Communications of Texas - Sherman, Inc.                 Georgia
Gray Transportation Company, Inc.                            Georgia
Gray Real Estate and Development Co.                         Georgia
Gray Florida Holdings, Inc.                                  Georgia
KOLN/KGIN, Inc.                                              Delaware
WEAU Licensee Corp.                                          Delaware
KOLN/KGIN License, Inc.                                      Delaware
WJHG Licensee Corp.                                          Delaware
WCTV Licensee Corp.                                          Delaware
WVLT Licensee Corp.                                          Delaware
WRDW Licensee Corp.                                          Delaware
WITN Licensee Corp.                                          Delaware
WKYT Licensee Corp.                                          Delaware
WYMT Licensee Corp.                                          Delaware
KWTX-KBTX Licensee Corp.                                     Delaware
KXII Licensee Corp.                                          Delaware
Gray Television Management, Inc.                             Delaware
Gray MidAmerica Holdings, Inc.                               Delaware
KWTX-KBTX LP Corp.                                           Delaware
KXII LP Corp.                                                Delaware
Porta-Phone Paging Licensee Corp.                            Delaware
KXII L.P.                                                    Delaware
KWTX-KBTX L.P.                                               Delaware
KTVE Inc.                                                    Arkansas
Lynqx Communications, Inc.                                   Louisiana
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